UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 11, 2008
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2008, Micron Technology, Inc. (“Micron”) and Micron Semiconductor, B.V. (“MSB”), a wholly-owned subsidiary of Micron, entered into a Share Purchase Agreement (the “Purchase Agreement”) with Qimonda AG (“Qimonda”) and Qimonda Holding B.V. (collectively with Qimonda, the “Sellers”) pursuant to which, upon the terms and subject to the conditions of the Purchase Agreement, (i) MSB will purchase 1,184,088,059 shares of common stock of Inotera Memories, Inc. (“Inotera”) held by the Sellers (the “Primary Shares”) and (ii) Qimonda will sell 4,483,800 shares of Inotera held by Qimonda (the “Secondary Shares” and collectively with the Primary Shares, the “Shares”) on the Taiwan Stock Exchange and remit the proceeds of such sale to MSB ((i) and (ii) collectively, the “Transaction”).  The Shares represent all of the shares of capital stock of Inotera held by the Sellers.  Upon the terms and subject to the conditions of the Purchase Agreement, the sale and purchase of the Primary Shares will occur in two closings (the “First Closing” and “Second Closing,” respectively).  Promptly following the Second Closing, Qimonda will sell the Secondary Shares as described above.  The aggregate gross consideration payable to the Sellers in connection with the Transaction is $400 million.

The consummation of the First Closing is subject to various closing conditions, including but not limited to receipt of regulatory approvals from the German Federal Cartel Office and the Investment Commission of the Ministry of Economic Affairs of Taiwan with respect to the Shares to be sold at the First Closing.  The consummation of the Second Closing also is subject to various closing conditions, including but not limited to, approval by the antitrust competition authorities of Taiwan, and, if not previously obtained in connection with the First Closing, receipt of regulatory approvals from the German Federal Cartel Office and the Investment Commission of the Ministry of Economic Affairs of Taiwan with respect to the Shares to be sold at the Second Closing.

Micron has obtained financing commitments aggregating $285 million, the proceeds of which will be used to provide funds to consummate the Second Closing and to replenish in part cash used for the First Closing.  Receipt of such financing is a condition precedent to consummation of the Second Closing.

The Purchase Agreement contains certain termination rights for both Micron on the one hand and the Sellers on the other, including, after the First Closing, termination at the election of either of them if the conditions precedent to the Second Closing have not occurred (or been waived in accordance with the Purchase Agreement) as of the close of business on January 31, 2009.

In connection with the Transaction, Micron, MSB and Nanya Technology Corporation (“Nanya”) have entered into a memorandum of understanding setting forth the parties’ expectations with regard to a new joint venture concerning Inotera.  The Purchase Agreement provides that no later than the Second Closing, Micron and Nanya shall have entered into a joint venture agreement (the “Joint Venture Agreement”) and related ancillary agreements on terms consistent with such  memorandum of understanding.

In connection with the Transaction, Micron has entered into the following agreements:

Transition Agreement

Micron, Nanya, Qimonda and Inotera entered into a Transition Agreement, effective as of October 11, 2008, which provides for certain agreements and undertakings with respect to, among other things, (i) the operation and conduct of the business of Inotera from the effective date of the Transition Agreement until the Second Closing, (ii) the transition of the Sellers’ share ownership in Inotera to Micron pursuant to the Purchase Agreement, (iii) the implementation of the terms of and the consummation of the transactions contemplated by the Purchase Agreement, the agreements referenced below and related Transaction agreements, and (iv) the transition to the Joint Venture Agreement and related ancillary agreements.

The Transition Agreement terminates automatically in the event (i) the Purchase Agreement terminates prior to the First Closing in accordance with the terms thereof, (ii) the obligations of Micron and Qimonda to consummate the Second Closing terminate pursuant to the terms of the Purchase Agreement or (iii) the Second Closing has not occurred by February 28, 2009.

Technology Transfer Agreement for 68-50nm Process Nodes

Micron entered into a Technology Transfer Agreement with Inotera, which provides for the transfer by Micron to Inotera of certain technology and deliverables developed by Micron relating to 68nm and 50nm process nodes for use in the manufacture of stack DRAM products.  The Technology Transfer Agreement will take effect as of the date of the Second Closing.  In the event the Second Closing does not occur, the agreement will not take effect and neither party will have any rights or obligations thereunder.  If the Agreement becomes effective, the term of the Agreement will terminate automatically if Inotera is dissolved or otherwise ceases to exist, or, at the option of Micron, if Inotera materially breaches the agreement and such breach remains uncured for a specified period of time after notice of breach from Micron.

In addition, Micron has entered into certain technology license agreements with Qimonda, Infineon Technologies AG and Inotera, respectively, which enable Micron to make and sell DRAM products using technology currently utilized by Inotera in the manufacture of DRAM products for Qimonda and Nanya.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding the prospects and timing associated with the consummation of the Transaction and operation of Inotera following the Transaction.  These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk that the Transaction is not consummated, including the risk that required regulatory approvals for the Transaction may not be obtained; diversion of management’s attention away from other business concerns; the risks associated with the development, generally, of the company’s overall strategic objectives following the Transaction; the existence of unanticipated technical, commercial or other setbacks related to Inotera’s products and services; difficulties associated with the transfer and implementation of technology to Inotera; the timing and execution of the manufacturing ramp and the manufacturing yields at Inotera; disruptions in Inotera’s supply of necessary equipment, raw materials, utilities or other infrastructure; the ability of Micron and Nanya and their subsidiaries to integrate the management and operations of Inotera in a cost efficient manner; and the other risks set forth in Micron’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We are under no duty to update any of the forward-looking statements after the date of this report to conform to actual results.

Item 8.01.	Other Events.

On October 12, 2008, Micron issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release issued October 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	October 13, 2008	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED OCTOBER 11, 2008

Exhibit No.	Description
99.1	Press Release issued October 12, 2008.